UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

HEALTH SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24681	82-1513245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 West 39th Street, 6th Floor, New York, NY	10018
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 798-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 19, 2009, Health Systems Solutions, Inc., a Nevada corporation (“HSS-Nevada”) merged (the “Merger”) with and into its wholly-owned subsidiary, Health Systems Solutions, Inc., a Delaware corporation (“HSS-Delaware”), pursuant to an Agreement and Plan of Merger dated December 2, 2008 (the “Merger Agreement”).  As a result of the Merger, HSS-Nevada and HSS-Delaware became a single corporation named Health Systems Solutions, Inc., existing under and governed by the laws of the State of Delaware (the “Surviving Entity”).

Pursuant to the Merger Agreement, each share of common stock of HSS-Nevada issued and outstanding was exchanged for one share of common stock of the Surviving Entity, each share of Series C Convertible Preferred Stock of HSS-Nevada issued and outstanding was exchanged for one share of Series C Convertible Preferred Stock of the Surviving Entity, each share of Series D Convertible Preferred Stock of HSS-Nevada issued and outstanding was exchanged for one share of Series D Convertible Preferred Stock of the Surviving Entity and each share of Series E Convertible Preferred Stock of HSS-Nevada issued and outstanding was exchanged for one share of Series E Convertible Preferred Stock of the Surviving Entity, such that all former holders of securities of HSS-Nevada are now holders of securities of the Surviving Entity.  As no physical exchange of certificates is required in connection with the Merger, certificates formerly representing shares of issued and outstanding capital stock of HSS-Nevada are deemed to represent the same class and number of shares of capital stock of the Surviving Entity.

Additionally, pursuant to the Merger Agreement, the Certificate of Incorporation, By-Laws, Certificate of Designations of Series C Convertible Preferred Stock, Certificate of Designations of Series D Convertible Preferred Stock and Certificate of Designations of Series E Convertible Preferred Stock of HSS-Delaware became the Certificate of Incorporation, By-Laws, Certificate of Designations of Series C Convertible Preferred Stock, Certificate of Designations of Series D Convertible Preferred Stock and Certificate of Designations of Series E Convertible Preferred Stock of the Surviving Entity (the “Delaware Charter Documents”).

The directors and officers of HSS-Nevada immediately prior to the Merger became the directors and officers of the Surviving Entity, including Stan Vashovsky as the Surviving Entity’s Chief Executive Officer and Chairman of the Board as well as Michael G. Levine as the Surviving Entity’s Chief Financial Officer.

Upon completion of the Merger, the Surviving Entity’s common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.  For purposes of Rule 12g-3(a), the Surviving Entity is the successor issuer to HSS-Nevada.  The Surviving Entity’s common stock will continue to be quoted on the OTC Bulletin Board under the symbol “HSSO.OB.”

The foregoing descriptions of the Delaware Charter Documents are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith and are incorporated herein by reference.

Item 3.03.      Material Modification to Rights of Securities Holders.

The Delaware Charter Documents, along with the laws of the State of Delaware, now govern the affairs of the Surviving Entity and the rights of the Surviving Entity's stockholders.  For additional information regarding the Delaware Charter Documents and their impact on the rights of securities holders, see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Items 1.01 and 3.03 is incorporated by reference into this Item 5.03.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 2, 2008, by and between Health Systems Solutions, Inc., a Nevada corporation and Health Systems Solutions, Inc., a Delaware corporation.
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws.
3.3	Certificate of Designations of Series C Convertible Preferred Stock.
3.4	Certificate of Designations of Series D Convertible Preferred Stock.
3.5	Certificate of Designations of Series E Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	HEALTH SYSTEMS SOLUTIONS, INC.

By: /s/ Michael Levine
Name: Michael Levine
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 2, 2008, by and between Health Systems Solutions, Inc., a Nevada corporation and Health Systems Solutions, Inc., a Delaware corporation.
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws.
3.3	Certificate of Designations of Series C Convertible Preferred Stock.
3.4	Certificate of Designations of Series D Convertible Preferred Stock.
3.5	Certificate of Designations of Series E Convertible Preferred Stock.